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                                                                    EXHIBIT 10.4

                                 PROMISSORY NOTE


$*100,000.00*                  Lafayette, Colorado             February 18, 1998


Front Range Capital corporation, after date, for value received we promise to pay to the order of Robert W. Lathrop and Carol D. Lathrop at 601 Jefferson St., Louisville, Colorado, 80027, the sum of *One Hundred Thousand* dollars, with interest at the rate of Prime per cent per annum, payable as follows:

Interest payable quarterly, beginning March 31, 1998, to maturity of this note, December 31, 2000. The entire principal, plus accrued interest is due and payable at maturity.

The rate of interest shall be the Prime Rate as reported in the Wall Street Journal, and shall be adjusted effective day of change.

As of the date of this note, current interest rate is 8.50%.

IT IS AGREED that if this note is not paid or declared due hereunder, the entire principal and accrued interest thereon shall draw interest at the rate of twelve per cent per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the note. The makers and endorsers hereof severally waive presentment for payment, protest, notice of non-payment and of protest, and agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including reasonable amount for attorney's fees.

                                                 Front Range Capital Corporation
                                                 -------------------------------
                                                                 By Bob Beauprez


Due December 31, 2000                            /s/ Bob Beauprez
                                                 -------------------------------

This Note is Unsecured.